UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                  March 5, 2002

                         REALITY WIRELESS NETWORKS, INC.
.................................................................................
             (Exact name of registrant as specified in its charter)


            Nevada                      000-26369                88-0422026
.................................................................................
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


          120 W. Campbell Ave., to Suite E, Campbell, California 95008
.................................................................................
               (Address of principal executive offices) (Zip Code)


                                 (408) 379-3822
.................................................................................
               Registrant's telephone number, including area code


          4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006
.................................................................................
         (Former name or former address, if changed since last report.)

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The statements contained in this Current Report on Form 8-K that are not historical facts (including without limitation statements to the effect that Reality Wireless Networks, Inc (the "Company") or its management believes, expects, anticipates, plans, or other similar expressions) are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and assumptions and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for and market acceptance of the Company's products and services; changes in general economic conditions, and, specifically, changes in the rate of economic growth in the United States and other major international economies; the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; the cyclical nature of the individual markets in which the Company's customers operate; changes in investment by the wireless Internet service provider industries; the availability of qualified engineers and other professional staff needed to execute contracts; the uncertain timing of awards and contracts; the continued availability to the Company of adequate funding sources; delays or difficulties in the production, delivery or installation of products and the provision of services; the ability of the Company to successfully integrate the operations of Reality Networks, Inc., a Delaware corporation; the protection and validity intellectual property; and various legal, potential regulatory and litigation risks. Should one or more of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission ("SEC").

Item 1.  Change in Control

See Item 2 of this Current Report on Form 8-K.

Item 2. Acquisition of Disposition of Assets.

         Effective March 5, 2002, pursuant to that certain Asset Purchase Agreement (the Purchase Agreement") of the same date by and between the Company and Reality Networks, Inc., a Delaware corporation ("Reality Networks"), the Company purchased substantially all of the assets of Reality Networks for approximately 8,449,320 shares of the Company's common stock, $0.001 par value per share, resulting in a change in control of the Company. The assets acquired include, among other things, certain contracts in progress, accounts receivable, equipment the net assets of Reality Networks' wireless Internet service provider business. In connection with the acquisition of such assets, the Company assumed certain liabilities of Reality Networks, including but not limited to, obligations of Reality Networks arising out of the performance of contracts assumed by the Company on and after the closing, liabilities for certain unpaid accounts payable and the other liabilities described in the Purchase Agreement.

         In connection with the issuance by the Company of 8,449,320 shares of the Company's common stock, the Company has entered into a Registration Rights Agreement providing for certain registration and other obligations of the Company.

Item 5.  Other Events and Regulation FD Disclosure

                                  RISK FACTORS

         You should carefully consider the risks described below as well as other information provided to you in this information statement, including information in the section of this information statement entitled "Information

Regarding Forward-Looking Statements." The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company's independent or combined business operations. If any of the following risks actually occur, the Company's businesses, financial condition or results of operations could be materially adversely affected, the value of the Company's common stock could decline, and you may lose all or part of your investment.

As a result of the Purchase Agreement, the Company's business will change significantly, and there can be no assurance that the combined company will be able to grow its business as anticipated following these transactions.

         The asset base, including intellectual property, of the combined company following the Purchase Agreement will have changed significantly from that of the Company prior to the transactions contemplated by the Purchase Agreement. The combined company will be required to invest substantial resources in developing and marketing services currently provided only by Reality Networks. There can be no assurance that, following the Purchase Agreement the combined company will be able to grow its business as anticipated, and the failure to do so would have a material adverse effect upon the operating results and financial condition of the combined company.

The consideration to be received by the Company in connection with the Purchase Agreement will not be adjusted as a result of any variations in the market price of the Company's common stock.

         Because the number of shares of common stock of the Company to be paid to shareholders of Reality Networks in connection with the Purchase Agreement is fixed, the value of the consideration to be received by the Company in connection with the issuance of the Company's common stock will depend on the trading price of the Company common stock at and following the closing of the Purchase Agreement. The stock price has decreased considerably since early after the Company became a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to continuing volatility. If the trading price of the Company's common stock decreases at or following the closing, the consideration to be received by the Company will similarly decrease.

The integration of the operations of the Company and Reality Networks following the Purchase Agreement will present significant challenges, and the Company may not be able to realize the benefits anticipated from the Purchase Agreement.

         If the Purchase Agreement is completed, the Company will face significant challenges in integrating the organizations, operations, technologies, product lines and services of both companies, in closing down its Bellevue-based operations, and in integrating key personnel and strategic partnerships. Cost efficiencies, revenue growth, technological development and other synergistic benefits may not materialize. The failure to integrate the operations of the Company and Reality Networks successfully or to manage the challenges presented by the integration process efficiently could have a material adverse effect upon the business, operating results and financial condition of the combined company.

The combined company will need additional financing, and if it cannot secure such financing, there would be substantial doubt as to the combined company's ability to continue as a going concern.

         The combined company's capital requirements will continue to be significant under its business plan. The parties believe that the combined company's existing funds are expected to be sufficient to meet its cash requirements through March 31, 2002. Beyond that period, the combined company will require additional funds in order to meet its strategic business objectives and remain competitive. This capital may not be available on acceptable terms, if at all. The report issued by the Company's independent auditors in connection with its financial statements included elsewhere in this information statement lists factors that raise substantial doubt about the Company's ability to continue as a going concern, factors that will continue for the combined company following the closing of the Purchase Agreement. Moreover, if the combined company cannot obtain sufficient funds, it may not be able to grow its operations, make technological developments or compete effectively, and there would be a substantial doubt as to the combined company's ability to continue as a going concern.

The consideration to be received by Reality Networks shareholders in connection with the Purchase Agreement will not be adjusted as a result of any variations in the market price of the Company's common stock.

         Because the number of shares of the Company's common stock issuable under the Purchase Agreement is fixed, the value of the consideration to be received by Reality Networks shareholders in connection with the Purchase Agreement will depend on the trading price of the Company's common stock at and following the closing of the Purchase Agreement, which is subject to substantial volatility. If the trading price of the combined company's common stock increases at or following the closing, the consideration to be received by Reality Networks shareholders will similarly increase.

Each of the Company and Reality Networks has a history of losses and expects to incur losses in the future, and the combined company may never achieve profitability.

         As of September 30, 2001, the Company had an accumulated deficit of approximately $321,963. Since inception, Reality Networks has not generated any significant revenues. If the Purchase Agreement is completed, the Company expects that the combined company's losses will increase significantly because of additional costs and expenses related to:

o an increase in the number of employees;
o an increase in sales and marketing activities;
o additional facilities and infrastructure; and
o assimilation of operations and personnel.

The parties therefore expect that the combined company will continue to incur net losses for at least the next year or longer following the Purchase Agreement. As a result, the combined company will need to generate significant revenues to achieve and maintain profitability. The business strategy of the combined company may not be successful, and it cannot predict when, or if, it will become profitable. If the combined company achieves profitability, it may not be able to sustain it.

If the Company cannot effectively manage its growth following the Purchase Agreement, its ability to attract, serve and retain customers could suffer.

         To manage the expected growth of operations and personnel following the Purchase Agreement, the combined company will need to improve existing and implement new systems, procedures and controls. In addition, the combined company will need to expand, train and manage an increasing employee base and expand its finance, administrative and operations staff. If the combined company is unable to manage its growth effectively or experiences disruptions during expansion, its business will suffer and its financial condition and results of operations will be adversely affected.

If the Company and Reality Networks are unable to maintain and develop their strategic relationships following the Purchase Agreement, the business of the combined company would be harmed.

         There can be no assurance that the relationships of the Company and Reality Networks with their respective customers, vendors or other strategic partners prior to the Purchase Agreement will continue following the closing of the Purchase Agreement or that potential customers, vendors or other strategic partners will desire to do business with the combined company following the Purchase Agreement. Any loss of or adverse change in the relationship of the Company or Reality Networks with their respective customers, vendors or other strategic partners could have an adverse effect on the business of the combined company following the Purchase Agreement.

Reality Networks shareholders will own a significant number of shares of the common stock of the Company following the Purchase Agreement, which could delay or prevent a change in control of the combined company.

         Upon completion of the Purchase Agreement, Reality Networks shareholders will own approximately 89% of the outstanding shares of the combined company's common stock. These shareholders will be able to exercise influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, which could have the effect of delaying or preventing a third party from acquiring control of the combined company and could affect the market price of the combined company's common stock. In addition, the interests of those holding this concentrated ownership may not always coincide with the combined company's interests or the interests of other shareholders.

The success of the combined company following the Purchase Agreement will depend on the ability to attract and retain qualified personnel, and the failure to do so would harm the business of the combined company following the Purchase Agreement.

         The future success of the combined company will depend on its ability to attract, retain and motivate highly skilled technical, managerial, marketing and customer service personnel. Competition for qualified personnel is intense, particularly in the Internet service provider and high technology industries. As a result, the combined company may be unable to successfully attract, assimilate or retain qualified personnel. Further, the combined company may be unable to retain the employees currently employed by the Company and Reality Networks or attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm the combined company's business, financial condition and results of operations.

         On March 13, 2002, (i) Victor Romero, President and Chief Operations Officer of Reality Networks became President and Chief Operations Officer of the Company; (ii) Rick Ramirez, Secretary and director of Reality Networks became Vice President, Business Development, Secretary and Treasurer and a director of the Company; and (ii) Brent Haines, Chief Technology Officer and director of Reality Networks became Chief Technology Officer and director of the combined company. The combined company's business will be largely dependent on the personal efforts and abilities of these and other senior management. However, any of the combined company's officers or employees will be able to terminate their employment relationship with the combined company at any time. The loss of these key employees or the combined company's inability to attract or retain other qualified management personnel could have a material adverse effect on the combined company's results of operations and financial condition.

                   THE COMPANY PRIOR TO THE PURCHASE AGREEMENT

         The Company was incorporated in the state of Nevada on March 17, 1999 and has been subject to the reporting requirements of the Exchange Act since August 1999. Prior to the transactions contemplated by this information statement, the Company had designed, developed, marketed, and supported digital imaging software for the dental industry. The Company designed and developed its software products specifically for the use of dentists with a user-friendly interface that integrated with a variety of hardware image-capture devices, including digital cameras, intra-oral cameras, scanners digital x-ray devices and video microscopes.

         Pursuant to that certain Software Purchase Agreement effective July 3, 2001, by and between the Company and Torchmark, the Company purchased certain image archiving, retrieval and enhancement software containing the source code and object code to certain of the Company's software products, including ImagExplorer, ImagEditor, Whitener, Simulator, ImagExplorer Pro, ImagEditor Pro, and Smile Library (collectively, the "Intellectual Property") in exchange for 5,032,653 shares of common stock of the Company.

         On September 4, 2001, pursuant to the terms that certain Security Agreement (the "Security Agreement") dated July 3, 2001 by and between the Company and Torchmark, the Company to assigned and delivered to Torchmark substantially all of the Company's assets, including but not limited to the Intellectual Property, and any and all certificates of title and other documents relating thereto. The assignment to Torchmark effectively ended the Company's dental imaging software business, and the Company search for, explored and evaluated strategic alternatives for the Company, including, but not limited to, a merger, Purchase Agreement or other comparable transaction with a company seeking to become listed on the NASD Over-the-Counter Electronic Bulletin Board ("OTC BB"), the primary market on which the Company's common stock was then, and continues to be, traded. As a result of that search, exploration and evaluation, on November 7, 2001, the Company, Reality Networks and the Reality Networks Shareholders, among others, entered into a Share Exchange Agreement.

         On December 26, 2001, the Company filed with the SEC a Preliminary Information Statement on Schedule 14C (the "Schedule 14C") as part of consummating the Share Exchange Agreement. On February 26, 2002, the Company submitted a notice to the SEC of the Company's withdrawal of its Schedule 14C. On March 5, 2002, the Company entered into and effected the Purchase Agreement with Reality Networks.

         The Company's common stock trades on the Over-the Counter Bulletin Board under the ticker symbol "RWNI."

                    THE COMPANY AFTER THE PURCHASE AGREEMENT

The Company's Service

         The Company is a service provider of fixed, wireless, high-speed, broadband Internet access to principally residential homes and small businesses. The Company provides this service as an alternative to digital subscriber line ("DSL") or cable Internet access service. The Institute of Electrical and Electronics Engineers ("IEEE") "802.11a" and "802.11b" radio frequencies, on which no license is required for a broadcaster, such as the Company, to broadcast, is the medium by which the Company provides its service. The Company provides its service primarily in geographical areas of northern California where DSL and cable services are not available and intends to expand its service to geographical areas outside of northern California.

         The Company offers its service to its residential home customers with choices of 256k, 384k, 784k speeds, or a full trunk line telephone standard ("T-1") service at the Internet access speed rate of 1.5Mbps. The Company offers the service to its small business customers, but with additional, appropriate bandwidth allocation as required for a particular network of users at a particular small business office.

How the Technology The Company Uses Works

         The Company offers its Internet access service via wireless networking technologies that utilize the unlicensed 2.4 GHz ISM and 5 GHz UNII spectrum bands.

         The Company considers interoperability a significant factor in choosing a wireless technology. The Company's primary service deployment uses components that comply with the IEEE 802.11a and IEEE 802.11b standards for the Company' wireless networks. All of the Company' wireless equipment uses the 802.11b DSSS protocol to deliver data at rates that approach 11 Mbps.

         The following diagram is an illustration of how Reality Wireless deploys the IEEE 802.11a and IEEE 802.11b standards:

                                                            Market 1
                                   ---------- nc---------------n
                                  |                            |
                                  |                            |
                                  |                     |--------------|
                                  |                     c    c    c    c
Reality Wireless                  |
Networks NOC                      |                         Market 2
        |----------- mnc-------Internet------ nc---------------n
        |                         |
-------------------               |                            |
|       |         |               |                            |
s       s         s               |                     |--------------|
                                  |                     c    c    c    c
                                  |
                                  |                          Market n
                                   ---------- nc---------------n
                                                               |
                                                               |
                                                        |--------------|
                                                        c    c    c    c

                       NOC-to-Market Network Architecture

         Notes: Each market has its own dedicated backhaul solution from a provider that is selected when the market is opened. The market networks have the following components as illustrated in figure x:

         N - Node: A node for a given market is the primary network broadcast tower. There may be several subnodes (relays) in a given market network, but never more than one node. A node consists of a backhaul Internet connection, a broadcast antenna array and node controller.

         NC - Node Controller: A node controller is a key server that allows for management, control and monitoring of a particular node from the Company's Network Operations Center (NOC).

         C - Customer Premises Equipment (CPE): The CPE is the endpoint for the network. Each customer has its Internet connectivity through its wireless connection to the node (or one of the subnodes). This equipment can be monitored and managed from the Company's NOC, which is the location for several key central components to the Company's service.

         MNC - Master Node Controller: The master node controller is a central server that manages and monitors a group of nodes via their node controllers. This server allows for the Company's central network management and customer care staff to monitor and view customer and node connection characteristics.

         S - Central Services: Central services are content and service oriented product components such as email, domain services and web hosting.

         The Company deploys its nodes in a tight point-to-multipoint architecture that provides dense coverage of a target market. This coverage density requires that the Company's nodes and subnodes reside within the target market and not on a tower outside that market. The Company typically locates its primary node at point that has great line of site to the community, and then deploys one-hop, two-radio relays at select customer locations to enhance coverage of the entire market.

Current and Expected Pricing and Anticipated Competition

         The Company offers is Internet access service for a required setup price of $299 and a $70 monthly service fee, at a connection speed of 256 Kbps. This is designed to compete favorably with similar products and provide a return on investment that falls within 12 months. The Company believes that this product competes with a national average of approximately $50 per month for cable service and approximately $129 per month for IDSL, an enhanced type of DSL service. The Company intends that its target markets will be geographical areas where cable and DSL services are not available.

Anticipated Sales and Marketing Strategies

         The Company intends to engage in the following marketing activities to market and sell its wireless broadband products:

o Conduct market surveys in anticipated key traffic areas.
o Set up marketing booths at community centers and commerce centers.
o Form affiliations with homeowners associations, realty offices, and community organizations.
o Distribute flyers and door hangers to residences and small businesses.
o Conduct direct advertising mail campaigns.
o Enter into resale agreements with local retail outlets.
o Advertise in community newspapers and at community activities and events.

Employees

         As of March 13, 2002, the Company had 13 full-time employees and 1 part-time employee. None of the Company' employees is represented by a labor union.

New Executive Offices

         In connection with the Purchase Agreement, the Company has relocated its principal executive offices from 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006 to 120 W. Campbell Ave., Suite E, Campbell, California 95008, and its telephone and fax numbers have changed to (408) 379-3822 and (408) 379-3086, respectively.

ELECTION OF NEW DIRECTORS AND OFFICERS

         On March 13, 2002, John Eltringam resigned as the Company's Chief Executive Officer, President, Secretary and Treasurer. His term as a director expires on March 21, 2002.

         On March 13, 2002, Mr. Eltringham appointed the following directors and officers of Reality Networks as directors and/or officers of the Company:

         (i)   Victor Romero: President and Chief Operations Officer
         (ii) Rick Ramirez: Director, Secretary, Treasurer and Vice President, Business Development
         (iii) Brent Haines: Director and Chief Technology Officer.

         Victor Romero, 51, was VP of Sales and Operations at OrcoNet.com from 1999 to 2000. At OrcoNet.com he designed, built and implemented a 50-person Internet service provider start-up. From 1997 to 1998, Mr. Romero was a freelance consultant. From 1994 to 1997, he was the Executive Director of Emerging Technologies at Pacific Bell. Mr. Romero received his Bachelors Degree from California State University, Northridge in 1972.

         Rick Ramirez, 44, is the former Chief Executive Officer and President of OnRadio.com, where he served from 1995 to 2000. Additionally, Mr. Ramirez owned and operated several radio stations in northern California from 1987 to 1995. In connection with his radio experience, he has been involved in the merger, acquisition, operation and turn-around of several radio stations. Mr. Ramirez attended the University of Santa Clara from 1975 to 1979, where he majored in Finance.

         Brent Haines, 34, currently a director and the Chief Technology Officer for Reality Networks, received his Bachelors Degree in Applied Mathematics From the University of Wisconsin in 1989. From 1990 to 1996, Mr. Haines worked as a Software Engineer and Engineering Manager for several software companies. In 1996 he founded and served as Chief Executive Officer for Grendelnet, an Internet service provider that specialized in software and network design services. He was acting Vice President of Engineering for Harvest Technologies in 1997 and 1998, Lead Architect for Healtheon/WebMD in 1999 and 2000, and Vice President of Engineering for Andalay, from 2000 to 2001.

         The Company does not have any standing audit, nominating, or compensation committees of the board of directors, or committees performing similar functions.

                        MERGER OF AMENITIES NETWORK INC.

         On February 27, 2002, Reality Networks entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Amenities Network, Inc., a Washington corporation ("Amenities"), pursuant to which, Amenities merged into Reality Networks. Upon the closing of the merger on February 27, 2002, the shareholders of Amenities received, for each share of common stock of Amenities held, a pro-rata distribution of 449,320 shares of common stock of Reality Networks. Pursuant to the Merger Agreement, Amenities' business, providing wireless broadband access to the multi-tenant market in the Pacific Northwest that is either underserved or inaccessible to DSL or cable modem service, was merged with and into the operations of Reality Networks.

                    PURCHASE AGREEMENT AND CHANGE IN CONTROL

         On March 5, 2002, the Company's board of directors approved the Purchase Agreement. Pursuant to the terms of the Purchase Agreement Agreement, the shareholders of Reality Networks were issued aggregate of approximately 8,449,320 shares of the Company's common stock, which amounts to approximately 89% of the Company's issued and outstanding shares, calculated on a post-closing basis. The shareholders of the Company immediately prior to effectiveness of the Purchase Agreement, who in the aggregate hold approximately 1,043,644 shares of the Company's common stock, now hold approximately 11% of the issued and outstanding shares or approximately 9,492,964 shares, calculated on a post-closing basis.

            SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL
              SHAREHOLDERS BEFORE AND AFTER THE PURCHASE AGREEMENT

BEFORE THE PURCHASE AGREEMENT

         The following table sets forth certain information concerning the number of shares of the Company's common stock owned beneficially as of March 4, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of the Company's voting securities, (ii) each of the Company's directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
-------------------------------------------------------------------------------------------------------
Common Stock               Torchmark Holdings Ltd. (2)        503,061 Shares            48%
                           PO Box 290, Caribbean Place
                           Leeward Highway
                           Providenciales
                           Turks & Caicos Islands

Common Stock               Directors and Officers             -0-                       0%
                           As a Group (No Persons)
-------------------------------------------------------------------------------------------------------

(1) Based on a total of 1,043,644 shares of the Company's common stock issued and outstanding as of March 4, 2002.

(2) Certain affiliates of Torchmark who are also shareholders of the Company, which include Gannett International Ltd., a Turks and Caicos Islands corporation ("Gannett"); Lexicon International Ltd., a Turks and Caicos Islands corporation ("Lexicon"); and Santa Fe Pacific Holdings Ltd, a Turks and Caicos Islands corporation ("Santa Fe"); have each agreed to vote the same as any vote by Torchmark at any meeting of the shareholders of the Company; the shared voting power by and among these entities is approximately 532,961 shares of common stock, which amounted to approximately 51% of the issued and outstanding common stock on March 4, 2002.

AFTER THE PURCHASE AGREEMENT

         The following table sets forth certain information concerning the number of shares of the Company's common stock, options, warrants or other securities, on, on a fully-diluted basis, on March 5, 2002 and giving effect the Purchase Agreement, owned beneficially by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of the Company's voting securities, (ii) each of the Company's directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
-------------------------------------------------------------------------------------------------------
Common Stock               Rick Ramirez                       3,738,333 Shares          39%
                           120 W. Campbell Ave., Suite E
                           Campbell, California 95008

Common Stock               Brent Haines                       3,238,333 Shares          34%
                           120 W. Campbell Ave., Suite E
                           Campbell, California 95008

Common Stock               Victor Romero                      700,000                    7%
                           120 W. Campbell Ave., Suite E
                           Campbell, California 95008

Common Stock               Torchmark Holdings Ltd. (2)        503,061 Shares             5%
                           PO Box 290, Caribbean Place
                           Leeward Highway
                           Providenciales
                           Turks & Caicos Islands
-------------------------------------------------------------------------------------------------------

(1) Based on a total of 9,492,964 shares of the Company's common stock issued and outstanding as of March 5, 2002. All options, warrants or other securities of the Company convertible into common stock, whether authorized and unissued or issued and outstanding, upon issuance and/or conversion, represent approximately less than 1% of the shares of the Company's common stock outstanding on a fully-diluted basis, assuming consummation of the Purchase Agreement.

(2) Certain affiliates of Torchmark who are also shareholders of the Company, which include Gannett, Lexicon, and Santa Fe have each agreed to vote the same as any vote by Torchmark at any meeting of the shareholders of the Company; the shared voting power by and among these entities is approximately 532,961 shares of common stock, which amounted to approximately 5% of the issued and outstanding common stock on March 5, 2002 and giving effect to the Purchase Agreement.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the Company's highest paid officers and directors for the Company's as of March 14, 2002. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.

--------------------------------------------------------------------------------------------------------------------
                                                    SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation               Long-Term Compensation
                                      -------------------               ----------------------------------
                                                                        Awards                    Pay-Outs
                                                                        ------                    --------

                                                      Other                         Securities               All
                                                      Annual            Restricted  Under-                   Other
Name and                                              Compen-           Stock       lying                    Compen-
Principal                           Salary    Bonus   sation            Award(s)    Options/      LTIP       sation
Position                   Year       ($)      ($)      ($)               ($)       SARs (#)      Payouts      ($)
--------------------------------------------------------------------------------------------------------------------
John R.                    2002     -0-       -0-     $2,400            $10,833     -0-           -0-        -0-
Eltringham; (1), (2)       2001     -0-       -0-     -0-               $6,767      -0-           -0-        -0-
Chief Executive            2000     -0-       -0-     -0-               -0-         -0-           -0-        -0-
Officer, President,
Secretary, Treasurer
and director

Dr. David                  2001     $68,390   -0-     -0-               -0-         -0-           -0-        -0-
Gane; (3)                  2000     $76,700   -0-     -0-               -0-         -0-           -0-        -0-
Chief Executive            1999     $54,000   -0-     -0-               -0-         2,999,997     -0-        -0-
Officer, President,
Secretary, Treasurer
and director

Wayne Rees; (4)            2001     $49,860   -0-     -0-               -0-         -0-           -0-        -0-
Vice President,            2000     $73,603   -0-     -0-               -0-         -0-           -0-        -0-
Sales; and director        1999     $61,806   -0-     -0-               -0-         2,999,997     -0-        -0-

Todd Rees; (5)             2001     $41,891   -0-     -0-               -0-         -0-           -0-        -0-
Vice President,            2000     $61,806   -0-     -0-               -0-         -0-           -0-        -0-
Customer Support;          1999     $48,880   -0-     -0-               -0-         2,999,997     -0-        -0-
and director

Donald Williams; (6)       2001     $49,860   -0-     -0-               -0-         -0-           -0-        -0-
President, Chief           2000     $72,712   -0-     -0-               -0-         -0-           -0-        -0-
Operating Officer          1999     $-0-      -0-     -0-               -0-         -0-           -0-        -0-

Victor Romero; (7)         2002     $135,000  -0-     -0-               $150,000    -0-           -0-        -0-
President, Chief           2001     $-0-      -0-     -0-               -0-         -0-           -0-        -0-
Operating Officer          2000     $-0-      -0-     -0-               -0-         -0-           -0-        -0-

Rick Ramirez; (8)          2002     $135,000  -0-     -0-               -0-         -0-           -0-        -0-
Vice President,            2001     $-0-      -0-     -0-               -0-         -0-           -0-        -0-
Business                   2000     $-0-      -0-     -0-               -0-         -0-           -0-        -0-
Development,
Secretary, Treasurer
and director

Brent Haines; (9)          2002     $96,000   -0-     -0-               -0-         -0-           -0-        -0-
Chief Technology           2001     $-0-      -0-     -0-               -0-         -0-           -0-        -0-
Officer and director       2000     $-0-      -0-     -0-               -0-         -0-           -0-        -0-
--------------------------------------------------------------------------------------------------------------------

Notes:

(1) Mr. Eltringham was appointed as a director on November 21, 2001, and as Chief Executive Officer, President, Secretary and Treasurer on November 21, 2001.

(2) Mr. Eltringham resigned his positions as Chief Executive Officer, President, Secretary and Treasurer on March 13, 2001. His term as a director expires on March 21, 2002.

(3) Dr. Gane resigned his positions as a director and an officer of the Company on November 21, 2001, at which time all outstanding options of Dr. Gane to purchase common stock either expired or were cancelled.

(4) Mr. W. Rees resigned his positions as a director and an officer of the Company on September 4, 2001, at which time all outstanding options of Mr. W. Rees to purchase common stock either expired or were cancelled.

(5) Mr. T. Rees resigned his positions as a director and an officer of the Company on September 4, 2001, at which time all outstanding options of Mr. T. Rees to purchase common stock either expired or were cancelled.

(6) Mr. Williams resigned his position as an officer of the Company on March 2, 2001, at which time Dr. Gane became President.

(7) Mr. Romero was appointed as President and Chief Operations Officer on March 13, 2002.

(8) Mr. Ramirez was appointed Vice President, Business Development; Secretary; Treasurer and director on March 13, 2002.

(9) Mr. Haines was appointed Chief Technology Officer and director on March 13, 2002.

     Until Mr. Eltringham was elected to the Board of Directors, in addition to their base salaries, the above-noted officers and directors received employee benefits such as health, accident, life, and long-term disability insurance coverage.

     Until Mr. Eltringham was elected to the board of directors, the Company paid a minimal monetary compensation to its outside directors, but did not and currently does not compensate its directors for attendance at meetings. The Company reimburses its directors for reasonable expenses incurred during the course of their performance.

     The Company did not have a pension plan for its directors, officers or employees during the year ended December 31, 2000, for the period ending December 31, 2001, or as of March 13, 2002.

     On March 17, 1999, Dicom granted options to each of David Gane, Wayne Rees and Todd Rees to purchase 2,999,997 shares of common stock at $0.11 per share through March 17, 2005, this exercise price having been restated to take into account the two three-for-one stock splits that occurred on December 22, 1999 and April 5, 2000, respectively. All shares of common stock acquired upon exercise of all options were subject to a 180-day lock up provision before they could have been resold. The options were to expire 5 years from the grant date, but have since either expired or been cancelled.

     No stock options were granted to any of the Company' directors and officers during the year ended December 31, 2000, for the period ending December 31, 2001, or as of March 13, 2002. Additionally, none of the Company's officers, directors or employees exercised options during the financial year ended December 31, 2000, and are not anticipated to exercise any options for the year ended December 31, 2001.

     The Company's officers and directors do not hold any options to purchase shares of the Company's common stock.

       The Company intends to issue 500,000 shares of common stock to Mr. Romero in the form of a restricted stock grant. Such shares are "restricted securities" as that term is defined under Rule 144(a)(3), promulgated pursuant to the Securities Act of 1933 (the "Securities Act"). 125,000 of such shares are forfeitable to the Company in the event that Mr. Romero is not an employee of the Company on each of the following dates: (i) March 30, 2002, (ii) June 30, 2002, (iii) September 30, 2002, and (iv) December 31, 2002.

                              CHANGES IN SECURITIES

         Pursuant to a convertible promissory note dated November 21, 2001 for $10,000 by and between the Company and John R. Eltringham, the Company issued 33,334 shares of common stock of the Company to Mr. Eltringham. The convertible promissory note was convertible into restricted common stock of the Company at the closing price per share of common stock of the Company on January 15, 2002, or $0.30 per share, as quoted by the NASD Over-the-Counter Electronic Bulletin Board ("OTC BB"). This offer and sale of the convertible promissory note and the common stock was made in reliance on the exemption from registration of securities afforded pursuant to Rule 4(2) of the Securities Act.

         Pursuant to a restricted stock agreement dated January 22, 2002, by and between the Company and Mr. Eltringham, the Company issued 23,750 shares of restricted common stock of the Company to Mr. Eltringham. The closing price per share for the common stock of the Company on January 22, 2002, as quoted by the OTC BB, was $0.32 per share. This offer and sale of this common stock was made in reliance on the exemption from registration of securities afforded pursuant to Rule 4(2) of the Securities Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

It is impractical to provide the financial statements required under Item 7 of Form 8-K at the time of the filing of this report. Such financial statements will be filed within 60 days of the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

It is impractical to provide the pro forma financial information required under Item 7 of Form 8-K at the time of the filing of this report. Such pro forma financial information will be filed within 60 days of the date this Current Report on Form 8-K was required to be filed.

(c) Exhibits

2.1 Form of Asset Purchase Agreement dated March 5, 2002, by and between Reality Wireless Networks, Inc., a Nevada corporation, and Reality Networks, Inc., a Delaware corporation. Pursuant to Item 601(b)(2) of Regulation S-B, the exhibits and schedules referred to in the Asset Purchase Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

10.1 Form of Registration Rights Agreement dated March 5, 2002, by and between Reality Wireless Networks, Inc., a Nevada corporation, and Reality Networks, Inc., a Delaware corporation.

Item 8.  Change in Fiscal Year.

         Giving effect to the Purchase Agreement, the Company has elected to adopt the fiscal year of the accounting acquirer, Reality Networks, and not the Company. Thus, on March 5, 2002, the effective date of the Purchase Agreement the Company's fiscal year end changed from December 31 to September 30, and the Company will not file a transition report. Commencing with the periodic report for the quarter ended March 31, 2002, the Company will file its reports based on a fiscal year end of September 30.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REALITY WIRELESS NETWORKS, INC.
                                             (Name of Registrant)



Date:  March 20, 2002                   By: /s/ Victor Romero
                                            ----------------------------
                                            Victor Romero, President
                                            and Chief Operations Officer

                                INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------
2.1               Form of Asset Purchase Agreement dated March 5, 2002, by and between Reality Wireless Networks, Inc., a Nevada corporation, and Reality Networks, Inc., a Delaware corporation.

10.1 Form of Registration Rights Agreement dated March 5, 2002, by and between Reality Wireless Networks, Inc., a Nevada corporation, and Reality Networks, Inc., a Delaware corporation.